UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K
___________________________

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 16, 2024
Jacobs Solutions Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		88-1121891
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 3500	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
_________________________________________________________________

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	$1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 1, 2024, Jacobs Solutions Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to, among other events, report under Item 5.02 thereof the appointment of Kevin Berryman as the Company’s interim Chief Financial Officer while the Company searched for a permanent chief financial officer following the departure of Claudia Jaramillo, Executive Vice President, Chief Financial Officer, effective April 15, 2024.
On May 16, 2024, the Company announced that Venkatesh Nathamuni has been appointed Executive Vice President and Chief Financial Officer of the Company, effective as of June 3, 2024 (the “Effective Date”). Mr. Nathamuni will report to Bob Pragada, Chief Executive Officer of the Company.
Mr. Nathamuni, 57, has served as Chief Financial Officer at Cirrus Logic, a $6 billion global semiconductor company renowned for its cutting-edge technology solutions, since 2022. Prior to that, Mr. Nathamuni served as Head of Corporate Finance, M&A, investor relations, and IT for Arista Networks. He also served for nine years with Maxim Integrated Products, Inc., where he was Vice President of M&A and Corporate Development and Head of Investor Relations. Mr. Nathamuni also held a variety of positions at J.P. Morgan, Synopsys, Synplicity, and QuickLogic in leadership roles across finance, strategy, and engineering functions. Mr. Nathamuni holds an MBA in Finance and Strategy from The Wharton School at the University of Pennsylvania, an MS in Electrical & Electronics Engineering from the State University of New York at Stony Brook and a BS in Electronics and Communications Engineering from Madurai Kamaraj University, India.
Mr. Nathamuni will receive an annual base salary of $625,000 and participate in the Company’s Leadership Performance Plan (“LPP”) commencing in fiscal year 2024, with an annual incentive target of 100% of his annual base salary. Mr. Nathamuni will be granted a fiscal year 2024 equity award with a grant date value of $1,750,000 pursuant to the Company’s long-term equity incentive plan, with 40% of the award in the form of restricted stock units (“RSUs”), which will vest 25% on each anniversary of the grant date, subject to his continued employment, and 60% of the award in the form of performance stock units with a three-year performance period ending November 2026, which will vest based on the achievement of the same performance targets as the fiscal year 2024 equity awards granted to the Company’s senior management in November 2023 and subject to his continued employment. Mr. Nathamuni will also receive (i) a sign-on cash bonus of $150,000, payable within 30 days of the Effective Date; provided, that if Mr. Nathamuni resigns prior to June 2025, 50% of the bonus must be repaid, and (ii) subject to his acceptance of certain restrictive covenants, a sign-on bonus of $500,000 in the form of RSUs, which will vest in two equal installments on each of the first and second anniversary of the grant date, subject to his continued employment.
Mr. Nathamuni will also be eligible to participate in the Company’s Executive Severance Plan, the Company’s Executive Deferral Plan, health and welfare benefit plans offered to all full-time employees and executive physical and executive financial planning services. Mr. Nathamuni will also receive standard relocation assistance.
Mr. Nathamuni does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K and there is no arrangement or understanding between Mr. Nathamuni and any other person pursuant to which Mr. Nathamuni was selected to serve as the Company’s Chief Financial Officer and principal financial officer. Mr. Nathamuni is not related to any member of the Board or any executive officer of the Company.

Item 7.01	Regulation FD Disclosure
On May 16, 2024, the Company issued a press release announcing Mr. Nathamuni’s appointment, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d)Exhibits:

99.1	Press Release, dated May 16, 2024, announcing Chief Financial Officer appointment
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 16, 2024

JACOBS SOLUTIONS INC.

By:	/s/ Bob Pragada
Bob Pragada
Chief Executive Officer